                                                                  Exhibit 99-B.4.23
The Schedule Contract Facts
Annuitant [Thomas J. Doe]	Owner [John Q. Doe]
Initial Premium [$20,000]	Annuity Option [Life 10-Year Certain]	Annuity Commencement Date [January 1, 2026]
Separate Account(s) Separate Account NY-B		Contract Number [123456]

Contract Facts

Contract Processing Date
The Contract Processing Date for your Contract is [April 1] of each year.

Specially Designated Division
When a distribution is made from an investment portfolio underlying a Variable Separate Account Division in which reinvestment is not available, we will allocate the amount of the distribution to the [ING Liquid Assets
Division], or its successor, unless you specify otherwise. We also reserve the right to allocate premium to this
Division during any Right to Examine period shown on the first page of this Contract.

Benefit Option Package
Benefit Option Package [II] was selected.
Optional Benefit Riders
[Minimum Guaranteed Withdrawal Benefit
MGWB Charge:	[0.1875]%, deducted quarterly (annual rate [0.75]%)
Maximum MGWB Charge:	0.625%, deducted quarterly (annual rate 2.50%)
MGWB Base Step-up Factor	[1.07]
Rider Date:	[January 15, 2007]
Ratchet Dates:	Each [Quarterly] Contract Anniversary while the
Rider is in the Growth Phase
Reset Dates:	Each [Quarterly] Contract Anniversary following the
date the Rider enters Lifetime Guaranteed
Withdrawal Status
Reset Charge Lock Period:	The first [5] Contract Years
Automatic MGWB	The Rider Date and each [Annual] Contract
Rebalancing Dates:	Anniversary following the Rider Date
Accepted Funds:	[ING Solution 2015 Portfolio – Service Class, ING
Solution 2025 Portfolio – Service Class, ING Solution
2035 Portfolio – Service Class, ING Solution Income
Portfolio – Service Class, ING Liquid Assets
Portfolio]

RLNY-IA-1102                                                                            3B

The Schedule Contract Facts (continued)
Annuitant [Thomas J. Doe]	Owner [John Q. Doe]
Initial Premium [$20,000]	Annuity Option [Life 10-Year Certain]	Annuity Commencement Date [January 1, 2026]
Separate Account(s) Separate Account NY-B		Contract Number [123456]

Fixed Allocation Funds:	[ING VP Intermediate Bond Portfolio]
Minimum Fixed Allocation Fund	[20]% of Accumulation Value allocated to Non-
Percentage:	Accepted Funds
Maximum Annual	Youngest Active Spouse’s	Maximum Annual
Withdrawal Percentage:	Age on Date Withdrawal	Withdrawal Percentage
Phase Begins
	[0-75	5%
	76-80	5%
	81+	5%]

Investment in the DCA Guaranteed Interest Divisions and Fixed Investment Options is not allowed when the MGWB Rider is elected.

[The MGWB Rider may have limited usefulness in contracts funding tax-qualified plans because
Partial Withdrawals made to satisfy the Required Minimum Distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution date, consider whether the benefit is appropriate for your circumstances. Consult your tax advisor.]

Excess withdrawals reduce the amount of the benefits on a pro-rata basis, which may result in a greater reduction than the amount withdrawn. Withdrawals are subject to federal income tax and if withdrawals are taken prior to age 59 ½ a federal tax penalty may apply, equal to 10% of the amount treated as income. You should consult your tax advisor prior to electing any Rider under the Contract to determine any tax consequences that may result from such election.

The MGWB Rider may not be cancelled, unless the Contract is terminated.

[The Premium Credit Rider is not available if this Rider is attached to the Contract.]

Transfers among the Divisions do not affect the MGWB Base.]

RLNY-IA-1102                                                                3B (Cont’d)

                                                               Exhibit 99-B.4.23
The Schedule Contract Facts (continued)
Annuitant [Thomas J. Doe]	Owner [John Q. Doe]
Initial Premium [$20,000]	Annuity Option [Life 10-Year Certain]	Annuity Commencement Date [January 1, 2026]
Separate Account(s) Separate Account NY-B		Contract Number [123456]

Restricted Funds

The designation of a Division as a Restricted Fund may be changed by us upon 30 days notice to you with regard to future transfers and premium payments into such Division in accordance with the provisions described on Pages 9 and 10 of the Contract. Restricted Funds are subject to limits as to amounts which may be invested or transferred into such Division. Restricted Funds, if any, are shown below as well as any applicable total Contract limits:

[None]
Restricted Fund Limits
Maximum
Allocation % of	Maximum
Accumulation Value	Premium %	Dollar Cap
30%	99.999%	$9,999,999

We also limit amounts which may be invested or transferred into each individual Restricted Fund. The limits for investment in each Restricted Fund are expressed as a percentage of Accumulation Value, premium or maximum dollar amount in accordance with the provisions described in the section entitled
“Premium Payments and Allocation Changes” on Pages 9 and 10 of the Contract. The limits for investment in an individual Restricted Fund are the same as the aggregate Restricted Fund Limits set forth above.
Refer to “Premium Payments and Allocation Changes” on Pages 9 and 10 for additional provisions regarding Restricted Funds.

RLNY-IA-1102                                                                           3B (Cont’d)